UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Endurance Specialty Holdings Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Bermuda	98-0392908

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Wellesley House 90 Pitts Bay Road Pembroke HM 08, Bermuda	N/A

(Address of Principal Executive Offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

7.50%Non-Cumulative Preferred Shares, Series B, $1.00 par value	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-156147
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered
For a description of the securities to be registered hereunder, reference is made to the information set forth under the heading “Description of the Series B Preferred Shares” in the Registrant’s Prospectus Supplement, dated May 24, 2011, to the Prospectus, dated December 15, 2008, which constitutes a part of the Registrant’s Registration Statement on Form S-3ASR (File No. 333-156147), filed under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.

Item 2.	Exhibits

3.1	Memorandum of Association (incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-102026)).

3.2	Certificate of Deposit of Memorandum of Increase of Share Capital (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K for the Year Ended December 31, 2004).

3.3	Amended and Restated Bye-laws (Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2008).

4.1	Certificate of Designations of 7.50% Non-Cumulative Preferred Shares, Series B, of Endurance Specialty Holdings Ltd.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: June 1, 2011

Endurance Specialty Holdings Ltd.
By:	/s/ John V. Del Col
	Name:	John V. Del Col
	Title:	General Counsel

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